Exhibit 5.1

June 26, 2009
DynCorp International LLC
3190 Fairview Park Drive
Suite 700
Falls Church, VA 22042
Ladies and Gentlemen:
I am the Senior Vice President, Chief Compliance Officer, and Executive Counsel of DynCorp International LLC, a Delaware corporation (the “Company”). This opinion of counsel relates to the Company’s Registration Statement on Form S-8 (“Registration Statement”) to register up to 2,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, to be issued from time to time pursuant to the DynCorp International Inc. 2007 Omnibus Incentive Plan (the “Plan”).
In my capacity as Senior Vice President, Chief Compliance Officer, and Executive Counsel of the Company, I am familiar with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended to date, have familiarized myself with the matters discussed herein, and have examined the Registration Statement, the Plan, and all statutes, corporate records, and other instruments or documents pertaining to the matters discussed herein that I deem necessary to examine as a basis for the opinions expressed herein. In making my examination, I have assumed that all signatures on all documents examined by me are genuine, that all documents submitted to me as originals are accurate and complete, that all documents submitted to me as copies are true and correct copies of the originals thereof, and that all information submitted to me was accurate and complete.
On the basis of the foregoing, I am of the opinion that, the Shares have been duly authorized and when issued by the Company pursuant to the terms of the Plan, will be validly issued, fully paid, and non-assessable.
I hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement. In giving such opinion, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
Very truly yours,
/s/ Curtis L. Schehr
Senior Vice President, Chief Compliance Officer, and
   Executive Counsel
3190 Fairview Park Drive, Suite 700, Falls Church, Virginia 22042

Phone: (571) 722-0205 — Fax: (571) 722-0253 www.dyn-intl.com